Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Varonis Systems, Inc. (the “Company”) and our report on the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

Tel Aviv, Israel
November 3, 2020	/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global